 Exhibit (a)(1)(C)
Notice of Guaranteed Delivery
for
Tender of Shares of Common Stock
of
Juno Therapeutics, Inc.
to
Blue Magpie Corporation
a wholly-owned subsidiary of
Celgene Corporation
(Not to be used for signature guarantees)
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., EASTERN TIME, ON MARCH 2, 2018, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.
This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) to purchase all outstanding shares of common stock, par value $0.0001 per share (“Shares”), of Juno Therapeutics, Inc., a Delaware corporation (“Juno”), if  (i) certificates for Shares (as defined below) are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the “Expiration Date,” which is one minute after 11:59 p.m., Eastern time, on March 2, 2018 unless the Offer is extended or earlier terminated, or (iii) time will not permit all required documents to reach Equiniti Trust Company (the “Depositary”) prior to the Expiration Date. This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See “The Tender Offer—Section 3. Procedures for Tendering Shares” of the Offer to Purchase (as defined below).
Equiniti Trust Company
By Mail: Equiniti Trust Company Shareowner Services Voluntary Corporate Actions P.O. Box 64858 St. Paul, Minnesota 55164-0858	By Facsimile Transmission: Equiniti Trust Company Shareowner Services Voluntary Corporate Actions (800) 468-9716 (phone) (866) 734-9952 (fax)	By Hand or Overnight Courier: Equiniti Trust Company Shareowner Services Voluntary Corporate Actions 1110 Centre Pointe Curve, Suite 101 Mendota Heights, Minnesota 55120
Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above or transmission of instructions via facsimile number other than the facsimile number set forth above will not constitute a valid delivery.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantees must appear in the applicable space provided in the signature box on the appropriate Letter of Transmittal.
The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Shares (or Book-Entry Confirmation, as defined in the Offer to Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:
The undersigned hereby tenders to Blue Magpie Corporation, a Delaware corporation and a wholly-owned subsidiary of Celgene Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 2, 2018 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares specified below, pursuant to the guaranteed delivery procedures set forth in “The Tender Offer—Section 3. Procedures for Tendering Shares” of the Offer to Purchase.

Number of Shares Tendered and Certificate No(s)
(if available):____________________
☐ Check if securities will be tendered by
    book-entry transfer.
Name of Tendering Institution:
__________________________________________
DTC Account No.:__________________________

Dated:_______________________________, 2018

Name(s) of Record Holder(s)
__________________________________________
__________________________________________
(please print)

Address(es):
__________________________________________
__________________________________________
(Zip Code)

Area Code and Telephone No(s):
__________________________________________

Signature(s) of Record Holder(s):
__________________________________________
__________________________________________

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

GUARANTEE
(Not to be used for signature guarantee)
The undersigned, an Eligible Institution, hereby guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation of the Shares tendered hereby into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in “The Tender Offer—Section 3. Procedures for Tendering Shares” in the Offer to Purchase), in each case together with a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees, or, in the case of book-entry transfers of Shares, either such Letter of Transmittal or an Agent’s Message in lieu of such Letter of Transmittal, and any other documents required by the Letter of Transmittal, within two NASDAQ Global Select Market trading days after the date of execution of this Notice of Guaranteed Delivery.
The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal to the Depositary within the time period stated herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm: ______________________________

Address: ____________________________________

___________________________________________
(Zip Code)

Area Code and Telephone Number:

___________________________________________

__________________________________________
(Authorized Signature)

Title: _____________________________________

Name: ____________________________________
(Please Type or Print)

Dated: _______________________________, 2018

NOTE:
DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.